Exhibit 99.1

Collectors Universe Opens Office in Paris, France

NEWPORT BEACH, CA – May 18, 2010 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that its PCGS coin grading and authentication business has opened an office in Paris, France as part of its expanding international services.

“For several years we’ve been increasing our focus on Europe and Asia with participation at major numismatic events and agreements with government mints,” said Don Willis, President of PCGS.  “The establishment of a full-time office in a major European capital now gives us an even greater opportunity to conveniently and efficiently assist EU collectors and dealers with the certification of their coins.”

Michael McConnell, Chief Executive Officer of Collectors Universe added, “Our expansion into Europe will be approached in a conservative manner. The cost of the office space we have rented is immaterial, and we will initially service our customers through existing personnel, much like we do when we attend trade shows in the United States.  We are optimistic about our expansion in Europe based on the initial feedback from potential new customers, which has been very positive.”

For more information on PCGS, please visit our website at http://www.PCGS.com.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs, memorabilia and stamps (“collectibles”).  The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, collectible stamps, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business.  This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, our continued and increased dependence on our coin business which generated 64% of our consolidated revenues and substantially all of our operating income in the nine months ended March 31, 2010, the risk that economic conditions in the United States will not improve for some time and may even deteriorate further, which could result in reductions in the demand for our collectible grading services and, consequently, in our revenues; the risk that the current economic recession and credit crisis will lead to longer term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer term declines in collectibles commerce and, therefore, in the demand for our services; the risk that our strategy to offer new services in our continuing collectibles markets, such as our expansion into Europe, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risk that the commercial real estate market in New York City will deteriorate further, in which case we may not be able to sublease the offices and laboratory facilities in New York City formerly occupied by our jewelry businesses within the time periods and for the rents currently expected, which would cause our net rental payment obligations to be significantly higher than currently expected leading to reductions in cash flows and additional losses from discontinued operations in future periods.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2009 and our Quarterly Report on Form 10-Q for the third quarter ended March 31, 2010 filed with the Securities and Exchange Commission on April 10, 2010.   Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com